EX-99.2
CONSENT OF INDEPENDENT ACCOUNTANTS


                                 [letterhead]


                            Coopers & Lybrand L.L.P.


                         a professional services firm

Consent of Independent Accountants

We consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 2 to the Registration Statement of Putnam Master Intermediate Income Trust (the "Fund") on Form N-14 (File 333-28271) of our report dated November 14, 1996 on our audit, of the financial statements and financial highlights of the Fund, which report is included in the Annual Report for Putnam Master Intermediate Income Trust for the year ended September 30, 1996, which is incorporated by reference in the Registration Statement.

We also consent to the references to our firm under the caption "Independent Accountants and Financial Statements" in the Statement of Additional Information and under the heading "financial highlights" in such Prospectus.

/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Boston, Massachusetts
October 27, 1997

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